UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2018

Apex Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-207109	35-2529753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identifica-tion No.)

150 S. Los Robles Ave, Ste 650, Pasadena, CA 91101
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (626) 910-5017

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On March 23, 2018, Tadas Dabasinskas, the previous sole officer and director and majority shareholder of Apex Resources, Inc. (the “Company”), entered into stock purchase agreements for the sale of an aggregate of 4,000,000 shares of Common Stock of the Company, representing approximately 78.7% of the issued and outstanding shares of Common Stock of the Company as of such date, to Sumunity Group, Inc., and Harbor Torrance Family Trust.

Mr. Dabasinskas resigned from all executive officer positions with the Company, including Chief Executive Officer and President, and as a member of the Board, on March 23, 2018, following the appointment of Xiaoya Deng (Chairman), Meijuan Fu and Yuen Wong Moon as members of the board, and appointment of Jeff Bodner as Chief Executive Officer, Meijuan Fu as Chief Financial Officer and Secretary.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(a).

The business background description of the newly appointed officer and director is as follows:

Chairman of the Board - Xiaoya Deng.

Ms. Deng, age 45, is the founder and General Manager of Hong Kong Lisu Plastic Co. Ltd., Lisu Recycling Resources Co. Ltd. and Nanhai Lishui Lisu Plastic Co. Ltd. of Foshan, Guangdong, China. Ms. Deng has been an entrepreneur in the plastic recycling business in China and Hong Kong since the founding of the her companies. Ms. Deng has high school degree from Guangdong, China.

Chief Executive Officer - Jeff Bodner

Mr. Bodner has been a manager at Harbor Green Grains, LP and Harbor Metal Management Inc. of Compton, California since 2013. He is also the lead instructor at the Fast Lane Racing School since 2002. Mr. Bodner holds a BFA degree from the California State University Fullerton and has served in the US Air Force Reserves as crew chief/inspection mechanic, Secret Security Clearance between 1988 and 1991.

Director - Wing Moon Yuen

Mr. Yuen, age 65, has been the CFO of Hong Kong Lisu Plastic Co. Ltd. since July 2005. Prior to serving as CFO at Hong Kong Lisu, Mr. Yuen served in various management positions in commercial banking, electronic consumer appliances and plastics industries in Hong Kong. Mr. Yuen holds a 1977 diploma from UK’s Chartered Institute of Bankers.

Director, Chief Financial Officer and Secretary - Meijuan Fu

Ms. Fu has served as CFO of Sumunity Capital Corp. of Pasadena, California since 2016. She received a Bachelor’s degree from Shanghai University in Shanghai, China in 1990 and a Master’s degree from Shanghai Academy of Social Science in 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apex Resources, Inc.

Date: March 29, 2018	By:	/s/ Jeff Bodner
	Name:	Jeff Bodner
	Title:	CEO

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